Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Epazz, Inc.
Chicago, Illinois

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated September 8, 2006 relating to the financial statements as of December 31, 2005 and the years ended December 31, 2005 and 2004, included herein.

Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

December 1, 2006